EXHIBIT 2(k)(1)
                                 CLOSED-END FUND

                          INVESTOR SERVICING AGREEMENT

           AGREEMENT made as of the 1st day of July, 1991, between each of the closed-end Putnam Funds listed in Appendix A hereto (as the same may from time to time be amended to add one or more additional closed-end Putnam Funds or to delete one or more of such Funds), each of such Funds acting severally on its own behalf and not jointly with any of such other Funds (each of such Funds being hereinafter referred to as the "Fund"), and The Putnam Management Company, Inc. (the "Manager"), a Delaware corporation, and Putnam Fiduciary Trust Company (the "Agent"), a Massachusetts trust company.

                              W I T N E S S E T H:

           WHEREAS, the Fund is a closed-end investment company registered under the Investment Company Act of 1940; and

           WHEREAS, the Fund desires to engage the Manager and the Agent to provide all services required by the Fund in connection with the establishment, maintenance and recording of shareholder accounts, including without limitation all related tax and other reporting requirements, and the administration of any dividend reinvestment and/or cash purchase plans from time to time offered in connection with the Fund's shares; and

           WHEREAS, the Agent, an affiliate of the Manager, provides similar services for the open-end investment companies in the Putnam family of funds and is willing to provide such services to the Funds on the terms and subject to the conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

1.  APPOINTMENT.

           The Fund hereby appoints the Agent as its "Investor Servicing Agent" on the terms and conditions set forth herein. In such capacity the Agent shall act as transfer agent, registrar and distribution disbursing agent for the Fund and shall act as agent for the Fund in connection with the administration of any dividend reinvestment and/or cash share purchase plans from time to time made available to shareholders. The Agent hereby accepts such appointment and agrees to perform the respective duties and functions of such offices in accordance with the terms of this Agreement and in a manner generally consistent with the practices and standards customarily followed by other high quality investor servicing agents for registered investment companies.

           Notwithstanding such appointment, however, the parties agree that the Manager may, upon thirty (30) days prior written notice to the Fund, assume such appointment and perform

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such duties and functions itself. Pending any such assumption, however, the
Manager hereby guarantees the performance of the Agent hereunder and shall be fully responsible to the Fund, financially and otherwise, for the performance by the Agent of its agreements contained herein.

2.  GENERAL AUTHORITY AND DUTIES.

           By its acceptance of the foregoing appointment, the Agent shall be responsible for performing all functions and duties which, in the reasonable judgment of the Fund, are necessary or desirable in connection with the establishment, maintenance and recording of the Fund's shareholder accounts and the conduct of its relations with shareholders with respect to their accounts. Without limiting the generality of the foregoing, the Agent shall be responsible:

           (a) as transfer agent, for performing all functions customarily performed by transfer agents for closed-end registered investment companies, including without limitation all functions necessary or desirable to establish and maintain accounts evidencing the ownership of securities issued by the Fund and, to the extent applicable, the issuance of certificates representing such securities, the recording of all transactions pertaining to such accounts, and effecting the issuance and redemption of securities is sued by the Fund;

           (b) as registrar, for performing all functions customarily performed by registrars for closed-end registered investment companies;

           (c) as distribution disbursing agent, for performing all functions customarily performed by distribution disbursing agents for closed-end registered investment companies, including without limitation all functions necessary or desirable to effect the payment to shareholders of distributions declared from time to time by the Trustees of the Fund;

           (d) as agent for the Fund, performing all administrative and bookkeeping functions necessary or desirable to maintain any dividend reinvestment and/or cash share purchase plans from time to time made available to shareholders to facilitate the purchase of shares of the Fund, including without limitation the supervision of any independent bank or brokerage firm engaged by the Fund to act as agent for the shareholders of the Fund in connection with such plans, if and to the extent required by the federal securities laws.

           In performing its duties hereunder, in addition to the provisions set forth herein, the Agent shall comply with the terms of the Declaration of Trust, the Bylaws, the Registration Statement filed with the Securities and Exchange Commission, and with the terms of votes adopted from time to time by the Trustees and shareholders of the Fund, relating to the subject matters of this Agreement, all as the same may be amended from time to time.

3.  STANDARD OF SERVICE; COMPLIANCE WITH LAWS.

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           The Agent will use its best efforts to provide high quality services to the Fund's shareholders and in so doing will seek to take advantage of such innovations and technological improvements as may be appropriate or desirable with a view to improving the quality and, where possible, reducing the cost of its services to the Fund. In performing its duties hereunder, the Agent shall comply with the provisions of all applicable laws and regulations and shall comply with the requirements of any governmental authority having jurisdiction over the Agent or the Fund with respect to the duties of the Agent hereunder and the requirements of any national securities exchange on which shares of the Fund are listed for trading.

4.  COMPENSATION.

           The Fund shall pay to the Agent, for its services rendered and its costs incurred in connection with the performance of its duties hereunder, such compensation and reimbursements as may from time to time be approved by vote of the Trustees of the Fund.

5.  DUTY OF CARE; INDEMNIFICATION.

           The Agent will at all times act in good faith and exercise reasonable care in performing its duties hereunder. The Agent will not be liable or responsible for delays or errors resulting from circumstances beyond its control, including acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

           The Agent may rely on certifications of the Clerk, the President, the Vice Chairman, the Executive Vice President, the Senior Vice President or the Treasurer of the Fund as to any action taken by the shareholders or trustees of the Fund, and upon instructions not inconsistent with this Agreement received from the President, Vice Chairman, the Executive Vice President, the Senior Vice President or the Treasurer of the Fund. If any officer of the Fund shall no longer be vested with authority to sign for the Fund, written notice thereof shall forthwith be given to the Agent by the Fund and, until receipt of such notice by it, the Agent shall be entitled to recognize and act in good faith upon certificates or other instruments bearing the signatures or facsimile signatures of such officers. The Agent may request advice of counsel for the Fund, at the expense of the Fund, with respect to the performance of its duties hereunder.

           The Fund will indemnify and hold the Agent harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable fees and expenses of counsel) arising out of (i) any action taken by the Agent in good faith consistent with the exercise of reasonable care in accordance with such certifications, instructions or advice, (ii) any action taken by the Agent in good faith consistent with the exercise of reasonable care in reliance upon any instrument or certificate for securities believed by it (a) to be genuine, and
(b) to be executed by any person or persons authorized to execute the same; provided, however, that the Agent shall not be so indemnified in the event of its failure to obtain a proper signature guarantee to

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the extent the same is required by the Declaration of Trust, Bylaws, or
Registration Statement of the Fund or a vote of the Trustees of the Fund, and such requirement has not been waived by vote of the Trustees of the Fund, or
(iii) any other action taken by the Agent in good faith consistent with the exercise of reasonable care in connection with the performance of its duties hereunder.

           In the event that the Agent proposes to assert the right to be indemnified under this Section 5 in connection with any action, suit or proceeding against it, the Agent shall promptly after receipt of notice of commencement of such action, suit or proceeding notify the Fund of the same, enclosing a copy of all papers served. In such event, the Fund shall be entitled to participate in such action, suit or proceeding, and, to the extent that it shall wish, to assume the defense thereof, and after notice from the Fund to the Agent of its election so to assume the defense thereof the Fund shall not be liable to the Agent for any legal or other expenses. The parties shall cooperate with each other in the defense of any such action, suit or proceeding. In no event shall the Fund be liable for any settlement of any action or claim effected without its consent.

6.  MAINTENANCE OF RECORDS.

           The Agent will maintain and preserve all records relating to its duties under this Agreement in compliance with the requirements of applicable statutes, rules and regulations, including without limitation Rule 31a-1 under the Investment Company Act of 1940, and with the requirements of any national securities exchange on which shares of the Fund are listed for trading. Such records shall be the property of the Fund and shall at all times be available for inspection and use by the officers and agents of the Fund. The Agent shall furnish to the Fund such information pertaining to the shareholder accounts of the Fund and the performance of its duties hereunder as the Fund may from time to time request. The Agent shall notify the Fund promptly of any request or demand by any third party to inspect the records of the Fund maintained by it and will act upon the instructions of the Fund in permitting or refusing such inspection.

7.  FUND ACCOUNTS.

           All moneys of the Fund from time to time made available for the payment of distributions to shareholders, or otherwise coming into the possession or control of the Agent or its officers, shall be deposited and held in one or more accounts maintained by the Agent solely for the benefit of the Funds.

8.  INSURANCE.

           The Agent will at all times maintain in effect insurance coverage, including without limitation Errors and Omissions, Fidelity Bond and Electronic Data Processing coverages, at levels of coverage consistent with those customarily maintained by other high quality investor

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servicing agents for registered investment companies and with such guidelines as the Trustees of the Fund may from time to time adopt.

9.  EMPLOYEES.

           The Agent shall be responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. The Agent shall assume full responsibility for its agents and employees under applicable statutes and agrees to pay all applicable employer taxes thereunder with respect to such agents and employees, and such agents and employees shall in no event be considered to be agents or employees of the Fund.

10.  EFFECTIVE DATE; TERMINATION.

           This Agreement shall take effect on July 1, 1991 and shall continue indefinitely thereafter until terminated by not less than ninety (90) days prior written notice given by the Fund to the Agent, or by not less than six months prior written notice given by the Agent to the Fund.

           In the event that in connection with any such termination a successor to any of the Agent's duties or responsibilities hereunder is designated by the Fund by written notice to the Agent, the Agent will cooperate fully in the transfer of such duties and responsibilities, including provision for assistance by the Agent's personnel in the establishment of books, records and other data by such successor. The Fund will reimburse the Agent for all expenses incurred by the Agent in connection with such transfer.

11.  MISCELLANEOUS.

           This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts.

           The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

           A copy of the Declaration of Trust (including any amendments thereto) of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of the Fund.

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           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                  THE PUTNAM FUNDS, listed
                                       on Appendix A

                                       /s/Charles E. Porter
                                  By   --------------------------
                                       Charles E. Porter
                                       Executive Vice President


                                  PUTNAM FIDUCIARY TRUST COMPANY

                                        /s/John R. Verani
                                  By    ---------------------------
                                        John R. Verani
                                        President


                                  THE PUTNAM MANAGEMENT COMPANY, INC.

                                        /s/Gordon H. Silver
                                  By    ----------------------------
                                        Gordon H. Silver
                                        Senior Managing Director


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                                   Appendix A


                            List of Closed-End Putnam
                            Funds Executing Investor
                            Servicing Agreement dated
                               as of April , 1995


Putnam High Income Convertible and Bond Fund

Putnam Master Income Trust

Putnam Premier Income Trust

Putnam Master Intermediate Income Trust

Putnam Intermediate Government Income Trust

Putnam Managed Municipal Income Trust

Putnam High Yield Municipal Trust

Putnam Dividend Income Fund

Putnam Investment Grade Municipal Trust

Putnam Tax-Free Health Care Fund

Putnam Investment Grade Municipal Trust II

Putnam California Investment Grade Municipal Trust

Putnam New York Investment Grade Municipal Trust

Putnam Managed High Yield Trust

Putnam Municipal Opportunities Trust

Putnam Investment Grade Intermediate Municipal Trust

Putnam Investment Grade Municipal Trust III

Putnam Convertible Opportunities and Income Trust


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